Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 12, 2009 between Confederate Motors, Inc., a Delaware corporation (f/k/a French Peak Resources Inc., the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

RECITALS:

WHEREAS, in connection with the Purchase Agreement by and among the parties hereto of even date herewith (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Purchase Agreement, to issue and sell to each Purchaser shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”);

WHEREAS, to induce the Purchasers to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1    Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Additional Effective Date” means each date any Additional Registration Statement is declared effective by the Commission.

“Additional Effectiveness Deadline” means the earlier of the date which is (i) in the event that such Additional Registration Statement is not subject to a review by the Commission, one hundred twenty (120) calendar days after such Additional Filing Date or (ii) in the event that such Additional Registration Statement is subject to a review by the Commission, one-hundred and fifty (150) calendar days after such Additional Filing Date.

“Additional Filing Date” means the date on which any Additional Registration Statement is filed with the Commission.

“Additional Filing Deadline” means if Cutback Shares are required to be included in any Additional Registration Statement, the date that is the later of (i) the date ninety (90) days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date six (6) months from the Initial Effective Date or the immediately preceding Additional Effective Date, as applicable, or, if earlier than the date determined pursuant to clauses (i) or (ii) above, ninety (90) days from the date the Commission first expressly permits the Company to file the Additional Registration Statement for the applicable Cutback Securities.  If an Additional Filing Deadline would otherwise occur during an Allowable Grace Period, it shall be extended to the first Trading Day after the end of that Allowable Grace Period.

“Additional Registrable Securities” means (i) any Cutback Shares not previously included on a Registration Statement and (ii) any capital stock of the Company issued or issuable with respect to securities that are then Registrable Securities, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

“Additional Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering any Additional Registrable Securities.

“Additional Required Registration Amount” means any Cutback Shares not previously included on a Registration Statement, all subject to adjustment as provided in Section 2(f).

“Agent Warrants” means the warrant issued to CalibraX Capital Advisors, LLC as placement agent or other registered broker-dealers with respect to Common Stock placed in connection with the Offering.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Common Stock” shall mean common stock, par value $0.001 per share, of the Company.

“Cutback Shares” means any of the Initial Required Registration Amount (without regard to clause (II) in the definition thereof) of Registrable Securities not included in all Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered by the staff of the Commission pursuant to Rule 415.

“Debentures” means the 5% Convertible Debentures of the Company.

“Effective Date” means the Initial Effective Date and any Additional Effective Date, as applicable.

“Effectiveness Deadline” means the Initial Effectiveness Deadline and any Additional Effectiveness Deadline, as applicable.

“Filing Date” means the Initial Filing Date and any Additional Filing Date, as applicable.

“Filing Deadline” means the Initial Filing Deadline and any Additional Filing Deadline, as applicable.

“Filing Requirement” shall mean that the Company has filed all required reports under Section 13 or 15(d) of the Exchange Act during the preceding 12 months period, other than Form 8-K reports.

“Initial Effective Date” means the date the Initial Registration Statement has been declared effective by the Commission.

“Initial Effectiveness Deadline” means the earlier of the date which is (i) in the event that the Initial Registration Statement is not subject to a review by the Commission, one-hundred and twenty (120) calendar days after the Initial Filing Deadline or (ii) in the event that the Initial Registration Statement is subject to a review by the Commission, one-hundred and fifty (150) calendar days after the Initial Filing Deadline.

“Initial Filing Date” means the date the Initial Registration Statement has been filed with the Commission.

“Initial Filing Deadline” means the date that is 45 days after the Initial Closing.

“Initial Registrable Securities” means (i) the shares of Common Stock sold under the Purchase Agreement to Purchasers, (ii) the shares of Common Stock issued upon conversion of the Debentures (but only to the extent that such conversion occurs at the Initial Closing), (iii) shares of Common Stock underlying the Agent Warrants, and (iv) any capital stock of the Company issued or issuable with respect to the Common Stock referred to in clauses (i), (ii), or (iii) of this definition (to the extent that such shares of Common Stock are then Registrable Securities).

“Initial Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the Initial Registrable Securities.

“Initial Required Registration Amount” means the lesser of (I) the sum, without duplication, of (a), (b) and (c), where (a) is the number of shares of Common Stock sold under the Purchase Agreement to Purchasers, (b) is the number of shares of Common Stock issued upon conversion of the Debentures (to the extent that such conversion occurs at the Initial Closing), and (c) is the number of shares of Common Stock underlying the Agent Warrants, and (II) such other amount as may be required by the staff of the Commission pursuant to Rule 415 with any cutback applied pro rata to all holders of Registrable Securities.

“Non-Affiliate”, as of particular date, means a Person who is not then an "affiliate" of the Company, as such term is used in Rule 144, and who has not been such an affiliate during the then immediately preceding 90 days.

“Purchaser” means a Purchaser or any transferee or assignee thereof to whom a Purchaser assigns its rights as a holder of Registrable Securities under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.1 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights as a holder of Registrable Securities under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.1.  For purposes of this Agreement each holder of a Debenture that converts into shares of Common Stock at the Initial Closing shall be treated as a “Purchaser”.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the Commission.

“Registration Period” shall have the meaning ascribed to such term in Section 3.1(a).

“Registrable Securities” means the Initial Registrable Securities and the Additional Registrable Securities; provided, however, that a Security shall cease to be a Registrable Security upon the earliest to occur of the following: (i) a Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Registration Statement, (ii) such Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company, (iii) such Security is eligible to be sold pursuant to Rule 144 without condition or restriction, or (iv) such Security shall cease to be outstanding.

“Registration Statement” means the Initial Registration Statement and any Additional Registration Statement, as applicable.

“Required Purchasers” means Purchasers that hold at least 66.67% of the Registrable Securities.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule.

“Rule 144 Period” shall mean the period from the six-month anniversary of the Closing Date until the one-year anniversary of the Closing Date.

“Rule 415” means Rule 415 promulgated under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

“Shares” means the shares of Common Stock that are Initial Registrable Securities.

ARTICLE II.
REGISTRATION

2.1   Registration.

(a)  Initial Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Initial Filing Deadline, file with the Commission the Initial Registration Statement on Form S-3 covering the resale of at least the number of shares of Common Stock equal to the Initial Required Registration Amount determined as of date the Registration Statement is initially filed with the Commission. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another form reasonably acceptable to the Required Purchasers, subject to the provisions of Section 2(e). Form S-1 shall be treated as reasonably acceptable to the Required Purchasers, subject to the provisions of Section 2(e). The Initial Registration Statement prepared pursuant hereto shall register for resale that number of shares of Common Stock equal to the Initial Required Registration Amount determined as of the date such Initial Registration Statement is initially filed with the Commission. The Initial Registration Statement shall contain (except if otherwise directed by the Required Purchasers) the “Plan of Distribution” sections for the Purchasers in substantially the form attached hereto as Exhibit B and any information provided by the Purchasers in a completed selling stockholder questionnaire in substantially the form attached hereto as Exhibit C. The Company shall use its reasonable best efforts to have the Initial Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the Initial Effectiveness Deadline. To the extent the staff of the Commission requires that the number of Registrable Securities registered for resale on the Initial Registration Statement be reduced, the Company shall reduce the number of Registrable Securities so registered on such Registration Statement to one-third (1/3) of the Company’s non-affiliate public float on the Initial Closing Date (or such lesser number as required by the staff of the Commission), and will file one or more Additional Registration Statements covering the excess shares, as described in Section 2.1(b). By 9:30 a.m. New York time on the Business Day following the Initial Effective Date, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Initial Registration Statement.

(b)  Additional Mandatory Registrations. The Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the Commission a Registration Statement on Form S-3 covering the resale of all of the Additional Registrable Securities not previously registered on a Registration Statement hereunder. To the extent the staff of the Commission does not permit the Additional

Required Registration Amount to be registered on an Additional Registration Statement, the Company shall file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Additional Registrable Securities until the Additional Required Registration Amount has been registered with the Commission. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on a form reasonably acceptable to the Required Purchasers, subject to the provisions of Section 2(e). Form S-1 shall be treated as reasonably acceptable to the Required Purchasers, subject to the provisions of Section 2(e). Each Additional Registration Statement prepared pursuant hereto shall register for resale that number of shares of Common Stock equal to the Additional Required Registration Amount determined as of the date such Additional Registration Statement is initially filed with the Commission (subject to reductions to the extent the staff of the Commission requires that the number of Additional Registrable Securities registered for resale on such Additional Registration Statement be reduced).  Each Additional Registration Statement shall contain (except if otherwise directed by the Required Purchasers) the “Plan of Distribution” section in substantially the form attached hereto as Exhibit B. The Company shall use its reasonable best efforts to have each Additional Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the Additional Effectiveness Deadline for such Additional Registration Statement. By 9:30 am on the Business Day following the Additional Effective Date for each Additional Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Additional Registration Statement.

(c)  Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Purchasers based on the number of Registrable Securities held by each Purchaser at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the Commission. In the event that an Purchaser sells or otherwise transfers any of such Purchaser’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Purchasers, pro rata based on the number of Registrable Securities then held by such Purchasers which are covered by such Registration Statement.  In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Purchasers.

(d)  Legal Counsel. Subject to Section 5 hereof, the Required Purchasers shall have the right to designate one legal counsel to review and oversee any registration pursuant to this Section 2.1 (“Legal Counsel”), by giving written notice of such designation to the Company.  The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

(e)  Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on a form reasonably acceptable to the Required Purchasers (it being understood that Form S-1 shall be treated as reasonably acceptable) and (ii) undertake to register the Registrable Securities on Form S-3 as soon as the use of such form for such purpose is permitted, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission. Notwithstanding any provision to the contrary herein, the Company shall have no obligation to register any securities on any form (or file or maintain the effectiveness of any registration statement) after the end of the Registration Period, as defined in Section 3.1(a).

(f)  Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2.1(a) or 2.1(b) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Purchaser’s allocated portion of the Registrable Securities pursuant to Section 2.1(c), the Company shall, if the Registration Statement has not been declared effective, amend the applicable Registration Statement, or, in all other cases, file a new Registration Statement (on the short form available therefor, if applicable), so as to cover at least the Initial Required Registration Amount or the Additional Required Registration Amount, as applicable to the applicable Registration Statement, as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than thirty (30) days after the necessity therefor arises. The Company shall use its reasonable best efforts to cause such amendment or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be treated as “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the Registration Statement is (A) less than the product determined by multiplying (i) the Initial Required Registration Amount or Additional Required Registration Amount, as applicable to the applicable Registration Statement, as of such time by (ii) 0.90.  For greater certainty, the number of shares available under a Registration Statement shall not be treated as “insufficient to cover all of the Registrable Securities” to the extent that the staff of the Commission requires that the number of Registrable Securities registered for resale on such Registration Statement be equal or less to such number.

(g)  Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the Commission on or before the respective Filing Deadline (a “Filing Failure”) or (B) not declared effective by the Commission on or before the respective Effectiveness Deadline (an “Effectiveness Failure”) or (ii) on any

day during the Registration Period sales of all of the Registrable Securities required to be covered by such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3.1(r)) pursuant to such Registration Statement or otherwise (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock or to maintain the listing of the shares of Common Stock) (a “Maintenance Failure”) then, as liquidated damages (which remedy shall not be exclusive of any other remedies available in equity), the Company shall pay to each Purchaser whose Shares are required to be included in such Registration Statement an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price (as such term is defined in the Purchase Agreement) of such Purchaser’s Registrable Securities included in such Registration Statement on the day of the respective Filing Failure, Effectiveness Failure or Maintenance Failure for the first thirty (30) days during which such Filing Failure, Effectiveness Failure or Maintenance Failure continues (pro rated for any period totaling less than thirty (30) days), and thereafter one percent (1.0%) of the aggregate Purchase Price (as such term is defined in the Purchase Agreement) of such Purchaser’s Registrable Securities included in such Registration Statement for each ensuing thirty (30) day period during which such Filing Failure, Effectiveness Failure or Maintenance Failure continues (pro rated for any period totaling less than thirty (30) days), subject to a maximum penalty of ten percent (10%) of the aggregate Purchase Price (as such term is defined in the Purchase Agreement) paid by such Purchaser pursuant to the Purchase Agreement for all Registration Delay Payments (as defined below) payable to an Purchaser under this Agreement. The payments to which an Purchaser shall be entitled pursuant to this Section 2.1(f) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid by the tenth day following the calendar month during which such Registration Delay Payments are incurred. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full.

(h)  Effect of Failure to Timely File Required Reports. If at any time prior to the date on which the Purchasers shall have sold all of the Registrable Securities (a) the Company does not meet the Filing Requirement as of the determination date and (b) all of such Purchaser’s Registrable Securities are not registered pursuant to an effective Registration Statement, it shall pay to each Purchaser an amount in cash equal to one percent (1.0%) of the aggregate Purchase Price (as such term is defined in the Purchase Agreement) of such Purchaser’s Registrable Securities on the date of such failure for the first thirty (30) days during which such failure continues (prorated for any period totaling less than thirty (30) days) and thereafter an additional (1.0%) of the aggregate Purchase Price (as such term is defined in the Purchase Agreement) of such Purchaser’s Registrable Securities for each ensuing thirty (30) day period (prorated for any period totaling less than thirty (30) days) until the date that Purchasers that are then Non-Affiliates may sell all of their Registrable Securities without volume or holding period restrictions pursuant to Rule 144.

(i)  Neither the Company nor any Subsidiary (as defined in the Purchase Agreement) nor affiliate thereof shall identify any Purchaser as an underwriter in any public disclosure or filing with the Commission or any Trading Market without the prior written consent of such Purchaser and any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Exhibit B in the Registration Statement.

ARTICLE III.
RELATED COMPANY OBLIGATIONS

3.1.    Related Obligations.  At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Sections 2.1(a), (b), (e) or (f), the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)  The Company shall submit to the Commission, within three (3) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the Commission or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) two years after the last Closing Date under the Purchase Agreement; (ii) the date that Purchasers that are then Non-Affiliates may sell all of their Registrable Securities covered by such Registration Statement without volume or holding period restrictions pursuant to Rule 144 (or if a holding period restriction then applies, enough time has passed since the Closing to satisfy such holding period restriction), (iii) the date on which the Purchasers shall have sold all of the Registrable Securities covered by such Registration Statement, or (iv) the date when the securities covered by the Registration Statement are no longer Registrable Securities as defined herein (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b)  The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities

Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3.1(b)) by reason of the Company filing a report on Form 10-Q, Form 10-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission within two Trading Days after the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c)  The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the Commission and (ii) all amendments and supplements to all Registration Statements (except for any reports filed under the Exchange Act which may be deemed to supplement or amend the Registration Statement, so long as such report was not filed solely for such purpose) within a reasonable number of days prior to their filing with the Commission, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably and timely objects.  The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the Commission, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Purchaser, and all exhibits (unless such Registration Statement is available on EDGAR) and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (unless such Registration Statement is available on EDGAR). The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.1.

(d)  The Company shall furnish each Purchaser whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the Commission, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Purchaser, all exhibits and each preliminary prospectus (unless such Registration Statement is available on EDGAR), (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (unless such amendments and supplements are available on EDGAR) and (iii) such other documents, including copies of the foregoing (regardless of whether such documents are available upon EDGAR) and any preliminary or final prospectus, as such Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Purchaser.

(e)  The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Purchasers of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions during the Registration Period; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Purchaser who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

(f)  The Company shall notify Legal Counsel and each Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3.1(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Purchaser (or such other number of copies as Legal Counsel or such Purchaser may reasonably request) (unless such supplements or amendments are available on EDGAR). The Company shall also promptly notify Legal Counsel and each Purchaser in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Purchaser by facsimile no later than the next Business Day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(g)  The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(h)  If any Purchaser is deemed to be, alleged to be or reasonably believes it may be deemed or alleged to be, an underwriter or is required under applicable securities law to be described in the Registration Statement as an underwriter of Registrable Securities, at the reasonable request of such Purchaser, the Company shall furnish to such Purchaser, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Purchaser may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the applicable Purchasers, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the applicable Purchasers.

(i)  If any Purchaser is deemed to be, alleged to be or reasonably believes it may be deemed or alleged to be, an underwriter or is required under applicable securities law to be described in the Registration Statement as an underwriter of Registrable Securities, upon the request of such Purchaser, the Company shall make available for inspection by (i) such Purchaser, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Purchasers (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Purchaser shall hold (and shall cause its other Inspectors to hold) in strict confidence and shall not (and shall cause its other Inspectors not to) make any disclosure (except to the other Inspectors) or use of any Record or other confidential information regarding the Company, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other Transaction Document. Each Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Purchaser) shall be deemed to limit the Purchasers’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j)  The Company shall hold in confidence and not make any disclosure of information (other than information provided to the Company by an Purchaser pursuant to Section 4.1(a)) concerning an Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws or the rules of any exchange or other market in which the Company’s securities are then traded, listed or quoted, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement, any other agreement to which the Company is a party, or, to the Company’s knowledge, any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Purchaser and allow such Purchaser, at the Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k)  The Company shall use its reasonable best efforts to cause all of the Registrable Securities covered by a Registration Statement to be listed on each Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3.1(k).

(l)  The Company shall cooperate with the Purchasers who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and registered in such names as the Purchasers may request.

(m)  If requested by an Purchaser, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Purchaser reasonably requests to be included in the Plan of Distribution or Selling Stockholder sections relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Purchaser holding any Registrable Securities.

(n)  The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities by the Purchasers.

(o)  [intentionally omitted]

(p)  The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(q)  Within five (5) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the Commission, the Company shall deliver to the Transfer Agent for such Registrable Securities (with copies to the Purchasers whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A.

(r)  Notwithstanding anything to the contrary herein, at any time after any Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company otherwise required or otherwise render the Registration Statement unavailable for sales to be effected thereunder (a “Grace Period”); provided, that the Company shall promptly (i) notify the Purchasers in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchasers) and the date on which the Grace Period will begin on the first day that the effectiveness of the Registration Statement is suspended, and (ii) notify the Purchasers in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed twenty-five (25) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of sixty (60) days and the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchasers receive the notice referred to in clause (i) and shall end on and include the later of the date the Purchasers receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3.1(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3.1(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Purchaser in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

(s)  If NASDR Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by a Purchaser, the Company shall (i) make an Issuer Filing with the NASDR, Inc. Corporate Financing Department pursuant to proposed NASDR Rule 2710(b)(10)(A)(i), (ii) respond within five Trading Days to any comments received from NASDR in connection therewith, and (iii) pay the filing fee required in connection therewith.

ARTICLE IV
PURCHASER OBLIGATIONS

4.1  Obligations of the Purchasers.

(a)  At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall send each Purchaser a selling stockholder questionnaire in substantially the form attached hereto as Exhibit C. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities within five (5) Business Days and such Purchaser shall execute such documents in connection with such registration as the Company may reasonably request.

(b)  Each Purchaser, by such Purchaser’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from such Registration Statement.

(c) Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(g) or the first sentence of Section 3.1(f), such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(g) or the first sentence of Section 3.1(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Purchaser in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Purchaser has entered into a contract for sale prior to the Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3.1(g) or the first sentence of Section 3.1(f) and for which the Purchaser has not yet settled.

(d)  Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

ARTICLE V
EXPENSES OF REGISTRATION

5.1. Expenses of Registration. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and auditors) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) if not previously paid by the Company in connection with an issuer filing, with respect to any filing that may be required to be made by any broker through which a Purchaser intends to make sales of Registrable Securities with the FINRA pursuant to NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Purchaser or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Purchasers.

ARTICLE VI
INDEMNIFICATION

6.1. Indemnification.  In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)  To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Purchaser, the directors, officers, members,

partners, employees, agents, representatives of, and each Person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any breach by the Company of a representation, warranty or covenant contained in this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6.1(d), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

(b)  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in Section 6.1(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs (A) in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement (including any amendment thereto, any related prospectus, or any prospectus supplement) (which information provided by the Purchasers includes Exhibits B and C to this Agreement), (B) failure by the Purchaser to comply with prospectus delivery requirements, if such prospectus, or any such amendment thereof or supplement thereto, was timely made available by the Company pursuant to Section 3.1(d), or (C) the use by such Purchaser of an outdated or defective prospectus after the Company has notified such Purchaser in writing that the prospectus is outdated or defective and prior to the receipt by such Purchaser of an amended or supplemented prospectus, and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 9.1.

(c)  In connection with any Registration Statement in which an Purchaser is participating, each such Purchaser agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.1(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation arises from the circumstances described in clauses (A) through (C) of Section 6.1(b) above; and, subject to Section 6.1(d), such Purchaser shall reimburse the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by it in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.1(c) and the agreement with respect to contribution contained in Section 7.1 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Purchaser shall be liable under this Section 6.1(c) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 9.1.

(d)  Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6.1 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6.1, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, who shall not, except with the consent of the indemnifying party, be counsel to the Indemnified Person or the Indemnified Party as the case may be; and after notice from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall not be liable to the Indemnified Party or Indemnified Person for any legal expenses of other counsel or other expenses incurred in connection with the defense thereof; provided, however, that the Indemnified Persons or Indemnified Parties shall have the right to retain their own counsel with the reasonable fees and expenses of not more than one counsel for all Indemnified Persons or Indemnified Parties to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would likely represent a conflict of interest that would legally preclude such representation. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Purchasers holding at least 80% interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party or Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6.1, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(e) The indemnification required by this Section 6.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(f)  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII
CONTRIBUTION

7.1. Contribution.  To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees, in lieu of providing such indemnification, to contribute to the amount paid or payable by such Indemnified Party or Indemnifying Person as a result of such Claims or Indemnified Damages, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Purchasers, on the other hand, in connection with the statements or omissions which resulted in such Claims or Indemnified Damages, as well as any other relevant equitable considerations; provided, however, that (i) no Person involved in the sale of Registrable Securities which is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation and (ii) contribution by any seller of Registrable Securities shall be limited in amount of net proceeds received by such seller from the sale of such Registrable Securities subject to the Claim. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7.1 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.1. The amount paid or payable by an Indemnified Party or Indemnified Person as a result of the Claims or Indemnified Damages referred to above in this Section 7.1 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. The Purchasers’ obligations in this Section 7.1 to contribute are several in proportion to their respective underwriting obligations and not joint.

ARTICLE VIII
REPORTING REQUIREMENTS

8.1. Reports Under the Exchange Act.  With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchasers to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to, during the two years after the last Closing Date: (i)  make and keep public information available, as those terms are understood and defined in Rule 144; (ii)  file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (iii) furnish to each Purchaser that then owns Registrable Securities, promptly upon request (a) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (c) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

ARTICLE IX
MISCELLANEOUS

9.1. Assignment of Registration Rights.  The rights under this Agreement shall be automatically assignable by the Purchasers to any transferee of all or any portion of such Purchaser’s Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement.

9.2. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Purchasers holding at least 75% of the then outstanding Registrable Securities (including, for this purpose any Registrable Securities issuable upon exercise or conversion of any Agent Warrants). If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Purchaser shall be reduced pro rata among all Purchasers and each Purchaser shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Purchaser or some Purchasers and that does not directly or indirectly affect the rights of other Purchasers may be given by such Purchaser or Purchasers of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 9.2. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

9.3. Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

9.4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Purchasers of the then outstanding Registrable Securities. Each Purchaser may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

9.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

9.6. Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

9.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

9.8. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

9.10 Independent Nature of Purchaser’s Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

9.10 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

CONFEDERATE MOTORS, INC.

By:__________________

Name: Mr. H. Matthew Chambers

Title: CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

[SIGNATURE PAGES CONTINUE]

Exhibit A

American Registrar & Transfer Co.
342 East 900 South
Salt Lake City, UT 8411

Re: Confederate Motors, Inc.

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the ÒSecurities Purchase AgreementÓ) entered into by and among Confederate Motors, Inc., a Delaware corporation (the ÒCompany,Ó Òwe,Ó or ÒusÓ), and the purchasers named therein (collectively, the ÒPurchasersÓ) pursuant to which the Company sold to the Purchasers shares (the “Shares”) of the Company’s common stock, $0.001par value per share (the “Common Stock”).  Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Purchasers (the ÒRegistration Rights AgreementÓ) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the ÒSecurities ActÓ).

In connection with the Company’s obligations under the Registration Rights Agreement, on             , 2008, the Company filed a Registration Statement on Form ____ (File No. 333-            ) (the ÒRegistration StatementÓ) with the Securities and Exchange Commission (the ÒCommissionÓ) relating to the Registrable Securities which names each of the Purchasers as a selling stockholder thereunder (the ÒSelling ShareholdersÓ).

In connection with the foregoing, we advise you that a member of the Commission’s staff has advised us by telephone that the Commission has entered an order declaring the Registration Statement effective under the Securities Act at [TIME OF EFFECTIVENESS] on [DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the Commission’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the Commission. Based on the foregoing, the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Each Selling Stockholder has agreed (i) pursuant to the Securities Purchase Agreement, that the Shares may not be offered for sale, sold, assigned or transferred except in compliance with the Securities Act and (ii) pursuant to the Registration Rights Agreement, to comply with the prospectus delivery requirements of the Securities Act applicable to such Selling Stockholder in connection with sales of Shares pursuant to the Registration Statement or the applicable requirements of any exemption from the Securities Act. In reliance upon such representation, this letter shall serve as our standing instruction to you that the Shares covered by the Registration Statement [optional (which are listed on Exhibit ___ hereto] are freely transferable by the Holders pursuant to the

Registration Statement subject to any stock transfer instructions that we may issue to you from time to time. You need not require further letters from us to effect any future legend-free issuance or reissuance of such Shares, provided at the time of such issuance or reissuance, the Company has not otherwise notified you that the Registration Statement is unavailable for the resale of the Registrable Securities.

CONFEDERATE MOTORS, INC.

By:__________________

Name: Mr. H. Matthew Chambers

Title: CEO

Exhibit B

Plan of Distribution

Each Selling Stockholder (the ÒSelling StockholdersÓ) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the [principal Trading Market] or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of

1933, as amended (the ÒSecurities ActÓ), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be ÒunderwritersÓ within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be ÒunderwritersÓ within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) ____[insert date that is two years after the last Closing Date under the Purchase Agreement]   (ii) the date that Selling Shareholders (if they are not affiliates of the Company and have not been such an affiliate during the then immediately preceding 90 days) may sell all of their shares covered by this prospectus without volume or holding period restrictions pursuant to Rule 144, and (ii) the date on which the Selling Shareholders shall have sold all of the shares covered by this prospectus. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Exhibit C

Confederate Motors, Inc.
Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Confederate Motors, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.           Name.

(a)           Full Legal Name of Selling Securityholder

(b)           Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

2.           Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

3.           Broker-Dealer Status:

           (a)           Are you a broker-dealer?

                      Yes ___                      No___

           (b)           If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

                      Yes ___                      No ___

           Note:                      If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

           (c)           Are you an affiliate of a broker-dealer?

                      Yes ___                      No ___

           (d)           If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

                      Yes ___                      No ___

           Note:                      If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.           Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.

           Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

           (a)           Type and Amount of other securities beneficially owned by the Selling Securityholder:

5.           Relationships with the Company:

                      Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

                      State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:                        Beneficial Owner:

                 _____________________________
                                 By:
                                 Name:
                                 Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

H. Matthew Chambers, Founder
Confederate Motors, Inc.
2222 5th Avenue South
Birmingham, Alabama 35233
(205) 324-9888 - Phone
(205) 324-8047 - Fax
matt@confederate.com
Attention: H. Matthew Chambers, CEO

34